UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 8, 2012

HCSB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	000-26995	57-1079444
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

5201 Broad Street, Loris, South Carolina 29569

(Address of principal executive offices)   (Zip code)

Registrant’s telephone number, including area code:  (843) 756-6333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As previously reported on May 2, 2012, the 2012 Annual Meeting of Shareholders of HCSB Financial Corporation (the “Company”) was held on April 26, 2012 at the Center for Health and Fitness at 3207 Casey Street, Loris, South Carolina.  The meeting was adjourned and reconvened on May 8, 2012, for the approval of the final proposal, to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 500,000,000 shares.  There were present in person or by proxy 3,076,204 shares of the Company’s common stock, representing approximately 82.29% of the total outstanding eligible votes.

The voting results for each proposal voted on at the Annual Meeting are as follows:

1.                                       To amend the Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 500,000,000 shares:

For	Against	Abstain	Broker Non-Vote
2,624,504	110,880	46,862	293,958

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: May 8, 2012	By:	/s/JAMES R. CLARKSON
Name: James R. Clarkson
Title: Chief Executive Officer